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Exhibit 32.1
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                                R WIRELESS, INC.

                    CERTIFICATION PURSUANT TO 18 U.S.C. 1350

         The undersigned, Mark S. Neuhaus, in his capacity as Chairman and Chief Executive Officer, and Ned Baramov, in his capacity as Treasurer and Chief Financial Officer, of R Wireless, Inc. do each hereby certify that the Form 10-QSB of R Wireless, Inc. for the quarter ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in such Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of R Wireless, Inc.

         This certification is given by the undersigned solely for the purpose of 18 U.S.C. 1350 and is subject to the knowledge standard contained therein.

         Executed this 14th day of May, 2004.

/s/    Mark Neuhaus
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Mark Neuhaus
Chairman and Chief Executive Officer

/s/    Ned Baramov
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Ned Baramov
Chief Financial Officer